EXHIBIT M(XI) UNDER FORM N-1A
                                               EXHIBIT 1 UNDER ITEM 601/REG. S-K

                                    EXHIBIT F

                                     to the

                  Amended and Restated Plan, dated June 1, 1993

                         (amended as of April 14, 1998)

                           VISION GROUP OF FUNDS, INC.

                            VISION MID CAP STOCK FUND

                                 CLASS A SHARES

      This Plan is adopted by VISION GROUP OF FUNDS, INC. with respect to the Class of Shares of the portfolio) of the Corporation set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of Vision Mid Cap Stock Fund during the month.

      Witness the due execution hereof this 1st day of July, 1999.

                                            VISION GROUP OF FUNDS, INC.

                                            By:  /S/ BETH S. BRODERICK

                                            Name:  Beth S. Broderick
                                            Title:  Vice President